Exhibit 10.3

Non-Employee Director	[NAME]
Restricted Stock Unit Participation	[ADDRESS]
Agreement

This Non-Employee Director Restricted Stock Unit Participation Agreement (the “Agreement”) is dated as of this 25th day of May, 2023 and sets forth the terms and conditions of the Award described below made by Heidrick & Struggles International, Inc. (the “Company”) to NAME (the “Participant”), pursuant to the Fourth Amended and Restated Heidrick & Struggles 2012 GlobalShare Program (the “Program”).

As of May 25, 2023 (the “Grant Date”), the Company has granted [XXX] Restricted Stock Units (“RSUs”) to the Participant as set forth herein. The RSUs are granted pursuant to the Program and are governed by the terms and conditions of the Program. All defined terms used herein, unless specifically defined in this Agreement, have the meanings assigned to them in the Program. The Participant agrees to be bound by all terms and conditions of the Agreement and the Program, and has received and reviewed a copy of the Program and the Prospectus for the Program dated June 22, 2020.

The RSUs granted under this Agreement shall not become valid or enforceable unless and until the Participant executes the Agreement and it is accepted by the Company. By the Participant’s signature and the Company’s signature below, the Participant and the Company agree that this constitutes the signature page of the Agreement. Participant further agrees that the RSUs are granted under and governed by the terms and conditions of the Agreement and the Program. Agreements that are not signed and returned shall be invalid and unenforceable.

As a material condition and inducement to the Company’s grant of RSUs to the Participant, the Participant agrees that he or she has received and reviewed the Program and the Prospectus, and the Participant further agrees to be bound by all of the terms and conditions of the Agreement and the Program, as may be amended by the Company from time to time.

IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement as of the date first set forth above.

___________________________________________
Name:    [NAME]

Heidrick & Struggles International, Inc.

By: ________________________________________
    Name:    Tracey Heaton
    Title:    Chief Legal Officer & Corporate Secretary

NOW, THEREFORE, in consideration of the agreements of the Participant herein provided and pursuant to the Program, the parties agree as follows:
1.Definitions. All capitalized terms used herein, unless specifically defined herein, shall have the same meanings as established in the Program.
2.Participation. Pursuant to the Program and contingent upon the execution of the Agreement, the Company hereby grants to the Participant [XXX] RSUs subject to the terms and conditions herein.
3.Vesting of RSUs. All RSUs granted under the Agreement shall vest on the date the Participant ceases to be a Director of the Company.
4.Effect of Vesting.
a.When the Participant’s RSUs vest under the terms of Section 3, such Participant shall receive as full consideration for the RSUs a number of shares of common stock with a par value $0.01 per Share, of the Company (“Shares”) equal to the number of RSUs which vested on such date.
b.The RSUs granted to the Participant shall be maintained in a bookkeeping account with the custodian appointed by the Human Resources and Compensation Committee of the Board (the “Committee”) from time to time (the “Custodian”) for such Participant until the RSUs are converted into Shares pursuant to this Section 4, at which time the Shares shall be issued to the Participant in accordance with Section 5 below.
5.Delivery of Shares to the Participant. As soon as practicable after the RSUs vest and are converted into Shares, and subject to the terms of this Agreement, the Custodian shall, without transfer or issue tax or other incidental expense to the Participant, deliver to the Participant by first-class insured mail addressed to the Participant at the address shown on page 1 or the last address of record on file with the Custodian, (i) a statement from the Custodian referencing the number of Shares held in the Participant’s name in book entry account, or (ii) at the Participant’s request, certificate(s) for the number of Shares as to which the Shares vested. In any event, Shares due the Participant shall be delivered as described above no later than March 15 of the year following the calendar year in which such RSUs vest.
6.Compensation Recovery. The Participant’s RSUs are subject to any clawback or recoupment policy in effect as of the Grant Date or which the Company may adopt from time to time to comply with applicable law or listing standard.
7.Dividend Equivalents. The Company shall credit the Participant’s RSU account with an amount equal to the dividends, if any, that would be paid with respect to the unvested RSUs as if the RSUs were actual Shares to a shareholder as of the record date. Such amount shall be credited to the Participant’s RSU account at the same time dividends are paid with respect to the Shares, shall be subject to the vesting provisions set forth in Section 3 of the Agreement, and shall be paid to the Participant in cash, as soon as practical following when the Participant’s related RSUs vest and are issued as Shares to the Participant (but in any event no later than March 15 of the year following the calendar year in which such RSUs vest) .
8.Miscellaneous.
a.The Agreement shall, subject to the terms hereof, terminate upon the vesting of all RSUs and dividend equivalents granted to the Participant hereunder, unless otherwise agreed upon by the parties hereto.
b.The Agreement may be amended by the written agreement of the Company and the Participant. Notwithstanding the foregoing, (i) the Company may amend or alter the Agreement, without the consent of the Participant so long as such amendment or alteration would not materially impair any of the rights or obligations of the Participant under this Agreement; and (ii) the Committee may amend the Agreement in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.
c.The parties agree that the Agreement shall be governed by and interpreted and construed in accordance with the laws of the United States and, in particular, those of the State of Delaware without regard to its conflict of law principles. Furthermore, to the extent not prohibited under applicable law, and unless the Company affirmatively elects in writing to allow the proceeding to be brought (or itself brings such a proceeding) in a different venue, the parties agree that any suit, action or proceeding with respect to the Program, the RSUs or the Agreement shall be brought in the state courts in Chicago, Illinois or in the U.S. District Court for the Northern District of Illinois. The parties hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue required or otherwise mandated by statute, will be in Chicago, Illinois. Each party further agrees to waive any applicable right to a jury trial, and expressly elects to have the matter heard as a bench trial.
d.Unless waived by the Company, any notice to the Company required under or relating to the Agreement shall be in writing and addressed to:
                General Counsel
                Heidrick & Struggles International, Inc.
                233 South Wacker Drive
                Suite 4900
                Chicago, IL 60606-6303

9.Program Governs. All terms and conditions of the Program are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Program and the Agreement, the terms and conditions of the Program, as interpreted by the Committee, shall govern.
10.Data Privacy.    By signing above, the Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 10. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data.  However, the Participant’s failure to provide the consent may affect the Participant’s ability to participate in the Program.  The Company and its Subsidiaries and Affiliates hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number, nationality, any shares of stock or directorships held in the Company, details of all options or any other rights or entitlements to shares of stock in the Participant’s favor, for the purpose of managing and administering the Program (“Data”).  The Company, its Subsidiaries and its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Program, and the Company and any of its Subsidiaries or Affiliates may each further transfer Data to any third parties assisting in the implementation, administration and management of the Program. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States.  The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Program, including any requisite transfer of such Data as may be required for the administration of the Program and/or the subsequent holding of Shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Program.  The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, by withdrawing consent, the Participant will affect his or her ability to participate in the Program.
11.Rights as a Shareholder. Except as set forth in Section 7, the Participant shall not be entitled to any privileges of ownership with respect to the Shares subject to the RSUs unless and until, and only to the extent, such shares become vested and are delivered to the Participant pursuant to Section 5 hereof and the Participant becomes a shareholder of record with respect to such shares.

12.Transfer Restrictions and Investment Representation.

a.Nontransferability of Award. Neither the RSUs nor any right hereunder or under the Program shall be transferable or be subject to attachment, execution or other similar process. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the RSUs or of any right hereunder or under the Program, except as provided for in the Program, or in the event of any levy or any attachment, execution or similar process upon the rights or interest conferred by the RSUs, the Company may terminate the RSUs by notice to the Participant and the RSUs and any related rights, including the right to dividend equivalents as described in Section 7, shall thereupon be cancelled.

b.Investment Representation. The Participant hereby covenants that (a) any sale of any Shares acquired upon the vesting of the RSUs shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Participant shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

13.Compliance with Applicable Law. The RSUs is subject to the condition that if the listing, registration or qualification of the Shares subject to the RSUs upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the Shares subject to the RSUs shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

14.Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Program.

15.Entire Agreement. This Agreement and the Program constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.

16.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

17.Compliance With Section 409A of the Code. The RSUs are intended to comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each settlement hereunder shall be considered a separate payment for purposes of Section 409A of the Code.
18.Execution of the Agreement.
a.The Parties agree that this Agreement shall be considered executed by both parties executing the Agreement as the first page hereof, which is a part hereof.
b.This Agreement, or any amendments thereto, may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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